Exhibit 5.1
4 March 2010

Mindray Medical International Limited Mindray Building Keji 12th Road South Hi-tech Industrial Park, Nanshan	DIRECT LINE: 852 2842 9500 E-MAIL Vivien.Fung@conyersdillandpearman.com OUR REF : VF/iy/874232/320241 YOUR REF:
Shenzhen 518057
Dear Sirs,
Mindray Medical International Limited
We have acted as special Cayman legal counsel to Mindray Medical International Limited (the “Company”) in connection with the Company’s registration statement on Form F-3 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) filed with the U.S. Securities and Exchange Commission (the “Commission”) on 3 March 2010 under the U.S. Securities Act of 1933, as amended (the “Securities Act”) relating to the offering (the “Offering”) of Class A ordinary shares, par value HK$0.001 per share, in the Company (the “Shares”) in the form of American Depositary Shares (“ADSs”) by the Company.
For the purposes of giving this opinion we have examined copies of the following documents:
(i)	the Registration Statement;

(ii)	the Prospectus Supplement dated 4 March 2010 and the accompanying Prospectus dated 3 March 2010 forming a part of the Registration Statement;

(iii)	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 2 March 2010;

(iv)	a copy of the third amended and restated memorandum and articles of association of the Company (the “M&A”);

(v)	copies of minutes of an annual general meeting of the Company held on 17 October 2008 approving amendments to the M&A and resolutions passed by the directors of the Company at a board meeting held on 26 February 2010 (collectively, the “Resolutions”); and

(vi)	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

Mindray Medical International Limited
4 March 2010
We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us; (d) that the resolutions contained in the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended; (e) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; and (f) that upon issue of any shares to be sold by the Company the Company will receive consideration for the final issue price thereof which shall be equal to at least the par value thereof.
We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Shares by the Company and is not to be relied upon in respect of any other matter.
On the basis of and subject to the foregoing, we are of the opinion that:
1.	The Company is duly incorporated and validly existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fee which would make it liable to be struck off the Registrar of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.	When issued and paid for as contemplated by the Registration Statement and/or the Prospectus, the Shares to be allotted, issued and sold by the Company will be validly issued, credited as fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforcement of Civil Liabilities” and “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.
Yours faithfully,
CONYERS DILL & PEARMAN

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